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                                                                    Exhibit 10.8

                               AGREEMENT TO AMEND
                             THE CONVERTIBLE NOTES

     This Agreement to Amend (this "Amendment Agreement") each of the Convertible Notes (the "Notes") dated September 23, 1999, issued by Blue Rhino Corporation, a Delaware corporation (the "Company"), to the undersigned buyers (each a "Buyer" and collectively, the "Buyers") is entered into by and among the Company and each of the Buyers on this 3rd day of April, 2000.

                                    RECITAL
                                    -------

     WHEREAS, The Company and each of the Buyers has agreed that Section 26 of each of the Notes, which provides a limitation on the maximum amount of principal to which the Notes will be subordinated, will be amended to increase such limitation from $25,000,000 to $30,000,000;

     WHEREAS, the Company and each of the Buyers have agreed that the Company's right to redeem the Notes set forth in Section 5 of each of the Notes, which right ends on March 25, 2001, will be amended so that such right to redeem shall end on and include August 31, 2000;

     WHEREAS, the Company and each of the Buyers have agreed that the Company's right to force conversion of the Notes set forth in Section 6 of each of the Notes, which right ends on March 25, 2001, will be amended so that such right to convert shall end on and include August 31, 2000;

     WHEREAS, the Company and each of the Buyers have agreed that the restrictions on conversions set forth in Section 7 of each of the Notes, which restrictions end on March 24, 2001, will be amended so that such restrictions on conversions shall end on and include August 31, 2000;

     WHEREAS, the Company and each of the Buyers have agreed that the restrictions on hedging activities set forth in Section 11 of each of the Notes, which restrictions end on March 25, 2001, will be amended so that such restrictions on hedging activities shall end on and include August 31, 2000; and

     WHEREAS, the Buyers hold all of the Notes;

     NOW, THEREFORE, in consideration of the foregoing:

     1. Amendment to the Notes. The Company and each of the Buyers agree that each of the Notes shall be amended pursuant to the Form of Amendment Number 1 to the Convertible Note attached hereto as Exhibit A (the "Amendment").

     2. Delivery of Amendment. Concurrent with the execution of this Amendment Agreement the Company is delivering an original executed Amendment to the holder of each Note.
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     3.  Miscellaneous.
         -------------

          3.1 Other Provisions. Except as set forth in the Amendment, all other provisions of the Notes shall remain in full force and effect.

          3.2 Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                   * * * * *

                                       2
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     IN WITNESS WHEREOF, each of the Buyers and the Company have caused this
Amendment Agreement to be duly executed as of the date first written above.


COMPANY:                            BUYER:

BLUE RHINO CORPORATION              HFTP INVESTMENT L.L.C.
                                    By: Promethean Asset Management, L.L.C.
                                    Its: Investment Manager
By:______________________________
  Name:__________________________
  Title:_________________________     By:___________________________
                                      Name:  James F. O'Brien, Jr.
                                      Its:  Managing Member



                                    LEONARDO, L.P.

                                    By: Angelo, Gordon & Co., L.P.
                                    Its:  General Partner

                                    By:_____________________________
                                    Name:  Michael L. Gordon
                                    Its:   Chief Operating Officer